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                                  Exhibit 10.2



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                                 INTRUSION INC.

                               401(k) SAVINGS PLAN

                        Summary of Material Modifications








                                 January 1, 2002



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                       INTRUSION INC. 401(k) SAVINGS PLAN

                        Summary of Material Modifications


The Intrusion Inc. 401(k) Savings Plan (the "Plan") has been amended, effective January 1, 2002, to incorporate many of the retirement plan provisions of the recently enacted Economic Growth and Tax Relief Reconciliation Act of 2001 (the "Tax Act"). In addition, effective November 1, 2001, the Company's name changed from Intrusion.com, Inc. to Intrusion Inc., and effective January 1, 2002, the name of the Plan changed from the Intrusion.com, Inc. 401(k) Savings Plan to the Intrusion Inc. 401(k) Savings Plan. The purpose of this Summary of Material Modifications (the "Summary") is to describe these new provisions and make you aware of the new Company name and Plan name.

     - COMPENSATION LIMIT: For 2002, the maximum amount of compensation that may be taken into consideration for Plan purposes will be increased from $170,000 (the limit in 2001) to $200,000. This limit will be periodically adjusted for future years by the Internal Revenue Service.

    - ELECTIVE DEFERRAL LIMITS: The maximum percentage of pay that you may contribute to the Plan on a pre-tax basis will be increased to 25%.

         In addition, the maximum dollar limit for pre-tax contributions under the federal tax laws will be increased from $10,500 (limit in 2001) to $11,000 in 2002. It will be further increased to $12,000 for 2003.

         Please be advised, however, that contributions by certain higher-paid employees may be subject to other limits under federal law. These limits could require you to reduce your contribution percentage or the total you have contributed for the year.

     - TOTAL CONTRIBUTION LIMIT: The federal tax laws limit the amount of your combined pre-tax and Company contributions that can be made to the Plan. The total contributions allocated to your account for 2002 may not exceed the lesser of $40,000 or 100% of your pay. This limitation could reduce the percentage of Company contributions allocated to your account within a given Plan Year.

     - CATCH-UP CONTRIBUTION: If you are age 50, or will be age 50 by the end of the 2002 plan year, you may be eligible to make a "catch-up" contribution (on a pre-tax basis) for the year. For 2002, the maximum catch-up contribution is $1,000. This limit will be further increased to $2,000 in 2003. You may elect to make a catch-up contribution through BENEFITS COMPLETE(R) after January 1, 2002.
         However, you should be aware that any intended catch-up contribution will be treated as a regular pre-tax contribution until your total pre-tax contributions for the year reach the maximum limit permitted under the Plan. You should also be aware that any catch-up contribution will not be subject to a Company match.

     - ROLLOVER CONTRIBUTIONS: In certain circumstances, you may elect to have benefits earned under another qualified plan, a 403(b) plan or a governmental 457 plan (excluding, however, any after-tax contributions) transferred or rolled over to your account under this Plan. You may also roll over funds held in an IRA provided such account consists solely of amounts rolled over from a retirement plan.


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     -   AUTOMATIC CASH-OUTS: As described in the Plan's Summary Plan
         Description ("SPD"), following your retirement or other termination of employment, if your vested account totals $5,000 or less, your vested account will be distributed to you, in the form of a single-sum payment, as soon as administratively possible following your retirement or other termination of employment. As a result of the Tax Act, for plan years beginning after December 31, 2001, any rollover contributions you may have made will not be taken into account in determining whether your vested account exceeds the cash-out threshold.

     - HARDSHIP WITHDRAWALS: Beginning in 2002, amounts received as hardship withdrawals will not be subject to mandatory federal income tax withholding and, if applicable, state tax withholding (and will not be eligible to be rolled over). You should be aware, however, that this will not change your tax liability for making such a withdrawal from the Plan.

         In addition, if you take a hardship withdrawal after December 31, 2001, you will be required to suspend making pre-tax contributions to the Plan for a period of 6 months (previously 12 months) from the date of withdrawal. If you received a hardship withdrawal in 2001, you will be suspended from making pre-tax contributions for 6 months after receipt of the withdrawal or until January 1, 2002, if later.

This Summary is to be read in conjunction with the Plan's SPD which was previously distributed to you. Please keep this Summary with your SPD as it updates the information contained in the SPD. If you have questions after reading this Summary, please contact your Human Resources Department.



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